SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of Report (Date of Earliest Event Reported)):  October 10, 2003

CORNERSTONE PROPANE PARTNERS, L.P.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-12499	77-0439862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

432 Westridge Drive, Watsonville, CA 95076
(Address of Principal Executive Offices, including Zip Code)

(831) 724-1921
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 9.    Regulation FD Disclosure

Cornerstone Propane Partners, L.P., and its subsidiaries (the “Partnership”) is hereby furnishing its financial statements as of and for the year ended June 30, 2002, attached as Exhibit 99.1 to this Form 8-K and which are incorporated by reference herein.  The attached financial statements were not prepared pursuant to Regulation S–X.  The attached financial statements were recently provided to a third party bidder in connection with the Partnership's previously announced attempts to seek bidders for its assets.

Deloitte & Touche LLP (“D&T”) delivered a management letter to the Partnership communicating, among other things, the following material weaknesses in internal controls during the year ended June 30, 2002:

1.  The Partnership’s need to implement a system to monitor and record customer propane storage tanks;

2.  The Partnership’s need to implement internal controls and procedures to ensure related party transactions are appropriately recorded and disclosed in its external financial reporting; and

3.  The Partnership’s need to implement procedures and controls to review, monitor and maintain general ledger accounts.

As previously disclosed, the Partnership is seeking bidders for its assets.  Based on the indications of interest the Partnership has received to date, the Partnership’s management believes that it is unlikely the holders of the Partnership’s Units will receive any distributions as a result of the sale of its assets, and any subsequent liquidation or restructuring of the Partnership’s operations.

Certain statements set forth above and in the attached financial statements are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Such statements are based upon management’s current estimates, assumptions and expectations and are subject to a number of factors, risks and uncertainties, including the availability of restructuring and strategic options, the availability of additional short term financing, the Partnership's future operating performance, and prevailing economic, financial, business and weather conditions, which could cause actual results to differ materially from those described herein.

Exhibit No.	Description

99.1	Independent Auditor’s Report

Consolidated Balance Sheet

Consolidated Statement of Operations

Consolidated Statement of Partners’ Capital (Deficit)

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CornerStone Propane Partners, L.P.

/s/ Curtis G. Solsvig III
Date: October 10, 2003	Curtis G. Solsvig III

Its: Chief Executive Officer